Exhibit 10.29.1

AMENDMENT NO. 1 TO INDEMNIFICATION AGREEMENT

THIS AMENDMENT NO. 1 TO INDEMNIFICATION AGREEMENT (this “Amendment”) is made effective as of                  by and between Hertz Global Holdings, Inc., a Delaware corporation (the “Company”), and                   (“Indemnitee”).

WITNESSETH:

WHEREAS, the Company and Indemnitee are a party to an Indemnity Agreement, dated as of                         (the “Agreement”), providing for the indemnification of Indemnitee by the Company;

WHEREAS, in accordance with Section 8(c) of the Agreement, the parties hereto wish to amend the Agreement; and

NOW THEREFORE, in consideration of the premises and covenants contained in the Agreement and herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.                                       Section 3(d) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(d)         Other Rights to Indemnification.  The indemnification and advancement of expenses (including attorneys’ fees) and costs provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled the Company’s certificate of incorporation or bylaws, any agreement, any vote of stockholders or directors, the DGCL, any other applicable law or any liability insurance policy; provided that (i) to the extent that Indemnitee is entitled to be indemnified by the Company and by any shareholder of the Company or any affiliate (other than the Company and its subsidiaries) of any such shareholder or any insurer under a policy procured by any such shareholder or affiliate, the obligations of the Company hereunder shall be primary and the obligations of such shareholder, affiliate or insurer secondary, and (ii) the Company shall not be entitled to contribution or indemnification from or subrogation against such shareholder, affiliate or insurer.”

2.                                       Section 3(f) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(f)          Subrogation.  Except as set forth in Section 3(d)(ii) of this Agreement, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute such documents and do such acts as the Company may reasonably request to secure such rights and to enable the Company effectively to bring suit to enforce such rights.”

3.                                       Confirmation of the Agreement.  Except as set forth in this Amendment, the Agreement is hereby ratified and confirmed and shall continue in full force and effect.  On and after the date of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Agreement in any other agreements, documents or instruments shall mean and be a reference to the Agreement as amended by this Amendment.

4.                                       Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to any conflict of laws provisions that would require the application of the Law of any other jurisdiction.

5.                                       Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

HERTZ GLOBAL HOLDINGS, INC.

By:
Name:
Title:

INDEMNITEE

(Signature of Indemnitee)

(Print Name of Indemnitee)